EXHIBIT 99.1

INFORMATION STATEMENT

BBM HOLDINGS, INC.
To be known as
Ohr PHARMACEUTICAL CORPORATION

June 22, 2009
1245 East Brickyard Road, Suite 590
Salt Lake City, Utah 84106
(801) 433-2000
info@ohrpharmaceutical.com

General Information & Incorporation by Reference:

As you may or may not know the company has recently reinvented itself as a biotech company. The Board of Directors believes that the current environment allows for a special opportunity to acquire undervalued biotech assets and maximize shareholder value. Biotech companies have been severely hurt by this downturn and many are valued by the public markets well below the cash they hold on their balance sheets. As announced and further described in the company’s SEC form 10-K/A filed on April 2nd 2009, we are pursuing a rollup strategy of deeply undervalued biotech assets in an effort to create a diversified product pipeline. As part of the new direction the Board of Directors recommended the reorganization described in the Information Statement.

The following is an Information Statement distributed by the company to all voting shareholders incident to adoption of certain reorganizational matters related to the company’s going forward agenda by a majority consent of its present shareholders and pursuant to a board of directors resolution and recommendation.

Because the matters set-out in this Information Statement and attached materials have been previously approved by a Majority Shareholder Consent as allowed under Utah law, you are not being asked to vote upon any of the matters contained in this Information Statement, nor will there be any meeting called to formally present these matters.  The Information Statement is supplied to you solely for information purposes and to advise you of the corporate activities as approved by a majority of its shareholders.

Should you have any comments regarding these activities or wish to further discuss them with management, you are welcome to do so by addressing any inquiries either to the CEO as designated in the cover letter, or to any member of or collectively to all of the board of directors of the company at the address, email address and/or telephone number of the company supplied on the heading of this Information Statement.  Your views are always cordially invited and solicited by management with regard to matters undertaken by the company.

As noted in the president’s letter, because the company is not deemed to be a 12(g) company under the Securities Exchange Act, it has not necessarily supplied the following Information Statement in accordance with all SEC rules for Proxies or Information Statements.  However, management is supplying you the Information Statement as required by Utah law to be given subsequent to the Majority Shareholder Consent Resolutions and believes that such information is provided and organized substantially in accordance with the equivalent SEC Information Statement provisions pursuant to Section 14 of the Securities Exchange Act.

The company has filed an annual report (10-K) for the period ending September 30, 2008 and a quarterly report (10-Q) for the period ending March 31, 2009, which contains certain factual and accounting information that may be helpful in reviewing or understanding this Information Statement.  The contents of those reports are incorporated by this reference.  While a copy is not attached, any shareholder may review a filed copy online at the SEC public information website http://www.sec.gov/idea/searchidea/companysearch_idea.html; or a copy can be obtained without change by request to the company.

The effective date of the matters approved will be 21 days after the mailing of this Information Statement on June 22, 2009 to insure the prior ten days notice required by Utah law.

General Description of Notice

As briefly explained in the preceding president’s letter, this Information Statement is being sent to all voting non-consenting shareholders of record to supply you with information concerning changes and reorganizations in your company upon which you were not formally asked or solicited to vote since the majority of shareholders had previously signed and executed the attached and incorporated Majority Shareholder Consent Resoultion approving the actions by a majority vote of the shareholders.  You are advised that Utah law (§ 16-10a-704 of the Revised Business Corporation Act), allows for shareholders to approve by a majority consent resolution all matters requiring a shareholder vote, except for certain select matters such as election of directors which are not applicable to this Information Statement.  A copy of this code section is attached for your information purposes as Exhibit “A” to this Information Statement.

In essential terms, the Utah statutory provisions require that all shareholders who do not consent in the Majority shareholder consent resolution be supplied with information substantially equivalent to what they would have received in a proxy solicitation for their votes upon the matters at issue.  As a result, management has prepared and is distributing to you this Information Statement as to the matters acted on by the majority shareholders through consent.  You are not being solicited or asked to vote on these matters and this information is being given to you purely for information purposes and as a statutory requirement.  However your management, as always, is interested in your views or opinions as to any matters undertaken by the company and would be happy to receive and review any of your comments or questions regarding the reorganizational matters discussed in this Information Statement if you would contact the company in the address, email or telephone number indicated above.

Since the company is not a full reporting company pursuant to 12(g) Securities Exchange Act of 1934 (’34 Act), you are receiving an Information Statement that has not been filed or reviewed by the SEC.  Nonetheless, management feels that the information supplied to you is substantially equivalent to the information which you would have otherwise received in an SEC prescribed Information Statement, and supplies to you all material information believed related to the actions taken by the board of directors and subsequently ratified by the majority of the shareholders through their consent resolution.  Again, if you have any questions or you wish further information, please feel free to contact the company at your convenience regarding these matters.

In summary of the actions taken which are more fully described later in this Information Statement, the board of directors is indicating the shareholders have approved the following actions:

Summary of Actions

Action 1 – Reincorporation of the company in Delaware and the changing of its name from BBM Holdings, Inc. to Ohr Pharmaceutical, Inc.

Action 2 – Increase in the authorized capital from 50,000,000 common voting shares to 180,000,000 common shares par value $0.0001 and the preferred shares from 10,000,000 to 15,000,000 par value $0.0001.

Action 3 – Ratification of the corporation’s 2009 Stock Incentive Plan. Attached as Exhibit B.

Action 4 - Ratification of the appointment of Child, Van Wagoner and Bradshaw as the auditors for the current ending fiscal year, December, 2009.

PRINCIPAL STOCKHOLDERS

The following table provides information about the beneficial ownership of our common stock as of June 3, 2009

•	each person or entity known by us to own beneficially more than five percent of our common stock;
•	the named executive officers;
•	each of our directors; and
•	all of our directors and executive officers as a group.

In accordance with Securities and Exchange Commission rules, beneficial ownership includes any shares for which a person or entity has sole or shared voting power or investment power and any shares for which the person or entity has the right to acquire beneficial ownership within 60 days after June 3, 2009 through the exercise of any option, warrant or otherwise. Except as noted below, we believe that the persons named in the table have sole voting and investment power with respect to the shares of common stock set forth opposite their names. All shares included in the “Right to Acquire” column represent shares subject to outstanding stock options or warrants that are exercisable within 60 days after June 3, 2009. The contact address of each of our directors and executive officers is c/o BBM Holdings, 1245 Brickyard Rd., #590, Salt Lake City, Utah 84106.

Name and Address of Beneficial Owner	Common Shares Owned	Voting Convertible Preferred Series B (1)	Right to Acquire (2)	Common and Preferred Shares Owned Beneficially	Fully Diluted Ownership Percentage (3)

AIGH Investment Partners, LLC (4)	3,153,294	500,000	2,511,107	6,164,401	18.49%
6006 Berkeley Avenue
Baltimore, MD 21209

American Investments	1,815,311		881,480	2,696,791	8.50%
P.O. Box 3236
Ramat Gam 52131 Israel

Camco	1,014,951	555,556	1,598,960	3,169,467	9.77%
466 Arbuckle Avenue
Cedarhurst, NY 11516

FAME Associates	1,091,356	277,778	1,101,234	2,470,368	7.74%
111 Broadway, 20th Floor
New York, NY 10006

Ganot Corporation	1,479,205	555,556	1,824,539	3,859,300	11.82%
4000 Hollywood Blvd. 530 N
Hollywood, FL 33021

Associated Baltimore LLC		555,556	1,111,112	1,666,668	5.22%
PO Box 172
Lawrence, NY 11559

Globis related entities (5)	2,437,507	388,889	2,026,678	4,853,074	14.77%
60 Broad Street
New York, NY 10004

Name and Address of Beneficial Owner	Common Shares Owned	Voting Convertible Preferred Series B (1)	Right to Acquire (2)	Common and Preferred Shares Owned Beneficially	Fully Diluted Ownership Percentage (3)

LaPlace Group, LLC	1,098,901		529,823	1,628,724	5.19%
3666 Shannon Road
Cleveland Hts, OK 44118

South Ferry #2, LP	2,845,917		1,357,519	4,203,436	13.06%
1 State Street Plaza, 29th Floor
New York, NY 10004

St,. Lucia Investment & Trade Corp.	1,306,943		620,756	1,927,699	6.13%
PO Box 319-9 Santo Domingo, DR

Ira Greenstein (6)		200,000	786,094	986,094	3.12%
c/o BBM

Andrew Limpert (7)	321,700		193,047	514,747	1.66%
c/o BBM

All Officers and Directors	3,474,994	700,000	3,490,248	7,665,242	22.33%
as a Group (8)

(1)	Shares issued in the June 1, 2009 financing convertible to common stock and voting with common as a single class.
(2)	Rounded to nearest share; warrants are warrants to purchase common stock of the Registrant.
(3)
 Calculated on the basis of 25,247,006 shares of Common Stock outstanding as reported in the Company’s Quarterly Report for the quarter ended March 31, 2009, filed on May 20, 2009, plus the number of shares such holder has the right to acquire and 5,583,320 preferred shares issued in the June 1, 2009 financing.

(4)	Mr. Hirschman has sole voting and dispositive power over shares held by AIGH Investments.
(5)
Mr. Packer has sole voting and dispositive power over 388,889 preferred shares and 777,778 warrants held by Mr. Packer personally. Mr. Packer shares voting and dispositive power over 1,549,071 common shares and 741,719 warrants held by Globis Capital Partners, and 888,436 common shares and 507,181 warrants held by Globis Overseas Fund Ltd.

(6)
Includes a five-year warrant granted to Mr. Greenstein for his services as a director and Chairman of the Company, issued on April 9, 2008, exercisable for 386,094 shares of Common Stock at an exercise price of $0.65 per share.

(7)
Includes a five-year warrant granted to Mr. Limpert for his services as a director and Chief Executive Officer of the Company, issued on April 9, 2008, exercisable for 193,047 shares of Common Stock at an exercise price of $0.65 per share.

(8)	Mr. Greenstein, Mr. Limpert and Mr. Hirschman are serving as directors of the Company. Mr. Limpert is serving as CEO and President on an interim part-time basis.

DIRECTORS AND OFFICERS

The following table shows the names and ages of our directors, executive officers and the positions they hold with BBM Holdings. Our bylaws provide that directors may be elected at our annual stockholders meeting, at a special stockholders meeting called for such purpose, or in the event of a vacancy by the majority vote of the remaining directors and hold office until the next annual stockholders meeting and until their successors are elected and qualified. Our bylaws provide that the board of directors shall consist of three directors. Our board of directors currently consists of three individuals, our Interim Chief Executive Officer, Andrew Limpert, Ira Greenstein, and Orin Hirschman. Executive officers are selected by the board of directors and serve at its discretion.

Name	Age	Position with BBM Holdings
Andrew Limpert	39	Interim Chief Executive Officer, President and Director

Ira Greenstein	46	Chairman and Director

Orin Hirschman	41	Director and Secretary

ANDREW W. LIMPERT, age 39, Interim Chief Executive Officer, President and Director

Mr. Limpert has served as a Director of BBM since 2002. Since, November 1, 2007, Mr. Limpert also currently serves as CEO and President of BBM on an interim basis.  Mr. Limpert is currently a part-time officer of Profire Combustion, Inc., a small public company engaged in energy applications.  Mr. Limpert also acts as an independent business and financial consultant to various small public and private companies. Mr. Limpert received a Bachelor of Science degree in Finance from the University of Utah and an MBA in Finance from Westminster College. Mr. Limpert is not providing his services to the Company on a full-time basis and is assisting BBM on a limited as-needed basis.

IRA GREENSTEIN, age 46, Chairman and Director.

Mr. Greenstein has served as a Director of BBM since March 30, 2007.  Mr. Greenstein has since 2001 been the President of IDT Corporation (NYSE: IDT), a local, long distance and calling card services provider. Prior to joining IDT in 2000, Mr. Greenstein was a partner in the law firm of Morrison & Foerster LLP, where he served as the Chairman of that firm's New York office's Business Department. Concurrently, Mr. Greenstein served as General Counsel and Secretary of Net2Phone, Inc.  Prior to joining Morrison & Foerster, Mr. Greenstein was an associate in the New York and Toronto offices of Skadden, Arps, Slate, Meagher & Flom LLP. Mr. Greenstein served on the Securities Advisory Committee and as second counsel to the Ontario Securities Commission. Mr. Greenstein serves on the Board of Document Security Systems, Inc. (AMEX:DMC), is a Director of Zedge, Inc. and is on the Board of Advisors of the Columbia Law School Center on Corporate Governance. Mr. Greenstein received a B.S. from Cornell University and a J.D. from Columbia University Law School.

ORIN HIRSCHMAN, age 41, Director and Secretary

Mr. Hirschman has served as a Director of BBM since March 2009. Mr. Hirschman has over 20 years of experience in money management, leveraged buyouts, restructuring and venture capital. Orin is currently a General Partner at three private investment funds including the well known Adam Smith Investment Partnerships as well as AIGH Investment Partners, that Mr. Hirschman founded about four years ago.

COMPENSATION OF DIRECTORS

By virtue of his service to the company during fiscal 2008, Mr. Limpert received 193,047 warrants to purchase common stock of the registrant at an initial purchase price of $0.65 per share, subject to adjustment, exercisable on or prior to April 9, 2013.

By virtue of his service to the Company during fiscal 2008, Mr. Greenstein received 386,094 warrants to purchase common stock of the registrant at an initial purchase price of $0.65 per share, subject to adjustment, exercisable prior to April 9, 2013.

Mr. Hirschman has not received any compensation for his service as a Director

EXECUTIVE COMPENSATION

	Annual Compensation			Long-Term Compensation
Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non-Qualified Deferred Compensation Earnings	All Other Compensation	Total
		($)	($)	($)	($)	($)	($)	($)	($)

Andrew Limpert Director Interim CEO	2007	0	0	0	0	0	0	0	0
and President	2008	0	0	0	193,047	0	0	0	193,047

Ira Greenstein Chairman and Director	2007	0	0	0	0	0	0	0	0
	2008	0	0	0	386,094	0	0	0	386,094

1.
In connection with the Prime merger, the Company’s fiscal year changed from December 31 to September 30.  Accordingly, the information for fiscal year ended September 30, 2007 is not comparable to prior fiscal years.

2.	Mr. Limpert has served as a Director of the Company since 2002 and as of November 1, 2007, currently serves as the CEO and President of the Company without compensation on an interim basis.
3.
Historical financial information presented is that of Prime Resource, Inc., the predecessor to BBM Holdings, Inc., prior to the Merger.  Accordingly, the information for fiscal years ended December 31, 2006 and 2005 is not comparable to the information for the fiscal year ended September 30, 2007.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

A.	Options Awards

The following table provides certain information with respect to individual grants during the fiscal year ended September 30, 2008 to each of our named executive officers of common share purchase options relating to our common shares:

Name	Number of Common Shares Underlying Unexercised Options (#) Exercisable	Number of Common Shares Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Andrew Limpert	193,047	—	—	0.65	9-Apr-13
Director and CEO and President

Ira Greenstein	386,094	—	—	0.65	9-Apr-13
Chairman and Director

B.	Stock Awards

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Prior to the Merger, Child, Van Wagoner and Bradshaw served as the Company’s principal auditors.   After the Merger, Rothstein, Kass & Company, Broadband’s auditor, continued as the Company’s auditor. On April 17, 2008 the Company’s Board of Directors appointed Child, Van Wagoner and Bradshaw to return as the Company’s auditors Rothstein, Kass & Company had no disagreements with BBM Holdings, Inc. over accounting matters.

Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Andrew Limpert	—	—	193,047	—
Director and CEO and President

Ira Greenstein	—	—	386,094	—
Chairman and Director

For the calendar year 2007 the accounting firm of Child, Van Wagoner and Bradshaw, PLLC charged the Company a total of $1,500 for independent accounting and auditing fees.
All fees described above were approved by the Audit Committee. The Audit Committee has determined that the rendering of the foregoing services other than audit services by Child, Van Wagoner is compatible with maintaining the principal accountant's independence.

The following table represents aggregate fees billed to the Company for fiscal years ending September 30, 2008, December 31, 2007 and 2006, by Child, Van Wagoner & Bradshaw, the Company’s principal auditor from April 17, 2008 through September 30, 2008.

	FISCAL YEAR ENDED
	September 30, 2008 (2)	December 31, 2007	December 31, 2006
Audit Fees	$12,000		$23,162
Tax Fees (1)	$9,275	—	—
All Other Fees	$260	$1,500	—
Total Fees	$21,535	$1,500	$23,162

(1)	Fees paid for preparation and filing of the Company’s federal and state income tax returns.
(2)	Fees billed to the Company through September 30, 2008.

The following table represents aggregate fees billed to the Company for fiscal years ended September 30, 2008 and 2007, by Child, Van Wagoner and Bradshaw and its former auditor Rothstein, Kass & Company, the Company’s principal accountant from March 30, 2007 until 4/17/2008. As noted above, the company has no material disagreements with its auditing firm as to the financial statements contained in this annual report.

	FISCAL YEAR ENDED
	September 30, 2008 (2)	September 30, 2007
Audit Fees	$12,000	$67,500
Tax Fees (1)	$9,275	$6,500
All Other Fees	$260	$13,500
Total Fees	$21,535	$87,500

(1)	Fees paid for preparation and filing of the Company’s federal and state income tax returns.
(2)	Fees billed to the Company through September 30, 2008.

All fees described above were approved by the Board of Directors. The Board of Directors has determined that the rendering of the foregoing services other than audit services by Rothstein Kass & Company and Child, Van Wagoner & Bradshaw, is compatible with maintaining the principal accountant's independence.

Director Liability and Indemnification

Under Utah law and our by-laws, we are required to indemnify our officers, directors, employees and agents in certain situations. As permitted by Delaware statutes, our certificate of incorporation eliminates in certain circumstances the monetary liability of our directors for a breach of their fiduciary duties. These provisions do not eliminate a director’s liability for:

•	Any breach of the director’s duty of loyalty to the corporation or its stockholders
•	Acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law
•	Any transaction from which the director derived an improper personal benefit

As to indemnification for liabilities arising under the Securities Act for directors, officers or persons controlling BBM Holdings, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and therefore unenforceable.

SHAREHOLDER RESOLUTION NO. I

REINCORPORATION IN DELAWARE AND CHANGE OF NAME

Historically, Broadband Maritime, Inc. was primarily engaged in ship-to-shore internet type of communications, butwhich developmental assets have subsequently been divested by the company.  These assets were originally acquired through what is called a “reverse acquisition” by a Utah public corporation known as Prime Resource, Inc.  At the time of the initial reorganization, the surviving company was the Utah public entity which changed its name to BBM Holdings, Inc. and continued on as a Utah public entity.

After the divesture of the BBM assets and business, management was then engaged in finding a suitable substitute business or enterprise by which to initiate potential profit making endeavors in the company.  After substantial search and review by the board of directors, they were able to enter into a third party secured asset transaction to purchase all the biotech assets of the debtor company more particularly described in the BBM Holdings form 10-K/A filed April 2, 2009.  As part of BBM’s reinvention as a Biotech company, BBM agreed to merge with its wholly owned Delaware subsidiary known as the Ohr Pharmaceutical Corporation for the sole purposes of changing the corporate domicile to the state of Delaware and concurrently changing the name of the surviving company to Ohr Pharmaceutical Corporation to reflect its current business activities. Your board of directors, after careful review and recommendations of advisors, determined that it was in the best interest of the company to go forward as a Delaware corporation.  Delaware has long established corporate statutes and historical precedent backing its corporate code as it relates particularly to public companies.  The board believed that it is in the best interest of the company to avail itself of these unique and extended provisions of the Delaware law to govern it as a public entity.  It also wished to change its name concurrently through this process to comport with its current business activities.   As a result, the board recommended and a majority of shareholders approved the recommendations to change through the approved merger the Utah public entity into a surviving Delaware public corporation known as the Ohr Pharmaceutical Corporation and to go forward as a Delaware entity engaged in the new business purposes of the company.

Any interested shareholder wishing to see or review the Minutes and Resolutions of the board of the directors or the merger documents employed to complete the foregoing merger, subject to shareholder approval, are welcome to obtain copies by written request to the company.  Further, management would be happy to answer any further questions or receive any comments which you may have with regard to this adopted shareholder resolution.

SHAREHOLDER RESOLUTION NO. 2

INCREASE IN AUTHORIZED CAPITAL

The board has been concerned for some time that there may not be sufficient authorized capital within the corporation to adequately complete intended future financing activities as necessary to raise needed capital for the company’s business purposes going forward, as well as to provide sufficient shares pursuant to the concurrently offered Stock Option Plan.  As a result, the board of directors, in consultation with various legal and accounting advisors, decided to make a proposal to increase the voting common shares of the company from 50,000,000 to 180,000,000 shares, par value $0.0001, and concurrently increase the undesignated and variable class of preferred shares from 10,000,000 to 15,000,000 par value $0.0001.  It should be noted that none of these shares, except pursuant to a portion specifically described in the following section on Stock Option Plan are currently being authorized for issuance and are merely being approved for future undetermined capitalizations purposes.  Based upon the recommendation of the board of directors, the majority of shareholder, through the aforedescribed Consent Resoultion, approved this increase in capitalization which will be reflected effective on July 13, 2009, after the mailing of this Information Statement.  Management feels that the adoption of this increase in capitalization will afford the company a greater latitude in meeting its future financial objectives and was necessary for potential growth and expansion of the company.  Again, any shareholder wishing to see a copy of the actual board resolutions approving the increase in capitalization are welcome to obtain a copy by a written request to the company’s management, and any questions or comments that you may have would be graciously entertained by management upon your contact.

SHAREHOLDER RESOLUTION NO. 3

RATIFICATION OF EQUITY INCENTIVE PLAN

The 2009 EQUITY INCENTIVE PLAN IS ATTACHED AS EXHIBIT 1

The stock option plan was believed necessary to create potential incentives for future capital raising purposes, as well as to form a basis to reward key directors and management personnel as approved by the board of directors.  At present, the plan would call for the reservation of 1,000,000 common shares to be subject to the option plan, upon the effective date of the shareholder ratification on or about July 13, 2009. Again, if you have any questions or wish any further information, please feel free to contact the company as outlined above.

SHAREHOLDER RESOLUTION NO. 4

RATIFICATION OF THE INDEPENDENT AUDITORS

As a public entity, the company is required to maintain independent auditors to review its periodic filings and to audit the financial statements attached and incorporated as part of its annual report on Form 10-K to the SEC.  The company has adopted, as a policy, (though not believed mandated as a 15(d) company) to obtain majority shareholder approval and ratification of the designated independent auditors selected by the board of directors or its audit committee.  The company is currently in the process of forming an audit committee, but its present board of directors functions in such capacity at the present time, and for the purposes the appointment of the following described auditors.

The company has designated Child, Van Wagoner and Bradshaw to act as the independent auditors for the company for the fiscal period ending December 31st, 2009.  It is anticipated, though not warranted, that the audit committee may extend for an additional fiscal year the services of such auditors pending completion of the audit for the current fiscal year.  The auditing firm was chosen by the board of directors after recommendation by various advisors and after review and interview of various accounting firms.  The board believes that this accounting firm brings the necessary professionalism at cost and expenses commensurate with the company’s present financial condition, and, thereby, recommended the adoption of such firm by the majority of its shareholders.  As noted above, then shareholders then ratified by Majority Shareholder Consent Resolution, including the appointment of these auditors and this information is currently being supplied to you.  Again, you are entitled and encouraged if you have any questions or comments to contact management with regard to this action.

ELECTION OF DIRECTORS

Management indicates to shareholders that under Delaware law directors could be subsequently voted upon by majority shareholder consent resoultion.  However, it is the preset intent of management to subsequently call for a general shareholder meeting sometime in 2009 or early 2010 to include nomination and vote upon directors by all shareholders in accordance with Delaware law.

THE BOARD OF DIRECTORS HAS APPROVED AND ADOPTED THIS INFORMATION STATEMENT TO BE SENT TO ALL SHAREHOLDERS OF RECORD.

By Order of the Board of Directors,

Orin Hirschman
Secretary